EXHIBIT 23.1
Consent of Independent Auditors
We consent to the incorporation by reference of our report dated December 14, 2010, with respect to the financial statements of Rome Die Casting LLC, included in this Current Report (Form 8-K/A) for the year ended December 31, 2009, in the following Registration Statements and in the related prospectuses:

Registration Statement	Description	Shares Registered

Form S-8 (333-01047)	Individual Account Retirement Plan	1,500,000

Form S-8 (333-58161)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	550,000

Form S-8 (333-110536)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,100,000

Form S-8 (333-137540)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,000,000

Form S-8 (333-161474)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	450,000

Form S-3 (333-161475)	Registration of $100 million of Park-Ohio Holdings Corp.’s shares of common stock and debt securities
/s/ Ernst & Young LLP
Cleveland, Ohio
December 14, 2010